UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2008 (January 1, 2008)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2008, the Company announced that Neal J. Keating has been appointed President and Chief Executive Officer of the Company, effective January 1, 2008.  Mr. Keating joined the Company as President and Chief Operating Officer and a Director on September 17, 2007.  Mr. Paul R. Kuhn, the Company's Chairman, will retain that position until his retirement, which will occur on February 29, 2008.  There are no plans to fill the Chief Operating Officer position at this time.

Information concerning Mr. Keating that is required under Item 5.02 (c) of Form 8-K was previously filed under Item 5.02 of the Company's Current Report on Form 8-K filed August 7, 2007 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)         Exhibits

The following document is filed as an Exhibit herewith:

Exhibit 99.1 - Press Release dated January 2, 2008 announcing Mr. Keating's appointment as CEO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: January 2, 2008